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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in or made part of this Registration Statement and the incorporation by reference in this Registration Statement of our reports dated March 7, 1996 included in the Aronex Pharmaceuticals, Inc. First Amendment to Form 10-K on Form 10-K/A for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

    Arthur Andersen LLP


May 14, 1996
The Woodlands, Texas